Exhibit 10.30

February 7, 2017

VIA EMAIL:

Mr. John J. Gonzalez II

Dear JJ,

Per our recent discussions, I enclose here a proposal to engage your experience and energy for the long-term success of Janel Corporation.

The proposal contemplates your continued service as a director of the company and as a senior advisor. If the terms meet with your approval, please countersign the signature page and return the countersigned letter to me.

Thank you for the hugely positive impact you are having on Janel Corporation. I continue to look forward to a long, fruitful relationship.

Best Regards,

Brendan Killackey

Janel Corporation, Inc.	•	303 Merrick Road, Suite 400	•	Lynbrook, NY 11563	•	(516) 256-8143	•	janelcorp.com

JJ Gonzalez II
Director, Janel Corporation
Senior Advisor, Mergers & Acquisitions

Duties
As a member of the Board of Directors:

•
Attendance at twelve (12) board meetings per year, including four (4) in-person quarterly meetings, one of which will be in combination with an Annual Meeting, and eight (8) telephonic monthly results meetings.

As a Senior Advisor:

•	Targeting, Outreach, Acquisition: Build relationships with potential deal sources and execute outreach and development of M&A targets across multiple business segments.

•	Integration (Logistics): Participate in Janel Group’s integration team to help acquired logistics entities to transition their operations smoothly into the Janel Group family.

•	Mentorship (Logistics): Support the development of Janel Group’s next-generation leadership through encouragement and counsel on operational and other matters.

Term

•	Two-year term, renewing automatically for an additional two-year term, unless cancelled by either party within six (6) months of the renewal date.

•	The start date of your service under this proposal will be October 1, 2017, so to commence at the start of Janel’s FY2018.

Compensation

•	For service as a Director on the Board of Directors, you will receive Janel Corporation’s board fee of $40,000/year, paid quarterly at the end of each quarter.

•	For service as a Senior Advisor on the M&A team: $90,000/year, paid quarterly at the end of each quarter, and the cost of your health insurance provided through Janel Group, Inc.

•	Reimbursement of travel and other expenses related to your service.

Janel Corporation, Inc.	•	303 Merrick Road, Suite 400	•	Lynbrook, NY 11563	•	(516) 256-8143	•	janelcorp.com

Signatures

AGREED:

By:
/s/ JJ Gonzalez, II
Brendan J. Killackey	JJ Gonzalez II
Chief Executive Officer	Director, Janel Corporation

February 26, 2017	February 26, 2017
Date	Date

Janel Corporation, Inc.	•	303 Merrick Road, Suite 400	•	Lynbrook, NY 11563	•	(516) 256-8143	•	janelcorp.com